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                                                          Exhibit 23.4




                RESOURCE SERVICES INTERNATIONAL, INC.


September 9, 1996


Mr. James S. Williams
Evergreen Resources, Inc.
1512 Larimer Street Suite 1000
Denver, Colorado 80202


Gentlemen:

   We hereby consent to the use in the Prospectus constituting a part of your Registration Statement on Form S-2 of our estimates as of March 31, 1996 and August 1, 1996, relating to the extent and value of the proved oil and gas reserves of Evergreen Resources, Inc.

   We also consent to the reference to us under the caption "Experts" in the prospectus.


                                      Sincerely,



                                      RESOURCE SERVICES INTERNATIONAL, INC.